Exhibit 99.1

Natural Resource Partners L.P.
601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.
Reports Third Quarter Results

Third Quarter 2015 Highlights

•	Net income attributable to the limited partners, excluding impairments, of $28.3 million, or $0.23 per unit

•	Non-cash impairment charges attributable to the limited partners of $614.3 million, or $5.02 per unit

•	Net loss attributable to the limited partners of $586.0 million, or $4.79 per unit

•	Distributable cash flow of $58.0 million, or $0.46 per unit

•	Adjusted EBITDA of $78.5 million

•	Consolidated Debt-to-Adjusted EBITDA of 4.7x at September 30, 2015

HOUSTON, November 5, 2015 – Natural Resource Partners L.P. (NYSE:NRP) today reported a net loss attributable to the limited partners for the third quarter of 2015 of $586.0 million, or $4.79 per unit, compared with net income attributable to the limited partners of $35.5 million, or $0.32 per unit a year earlier. Results for the third quarter of 2015 were negatively impacted by $614.3 million of non-cash impairment charges attributable to the limited partners, as the market value of certain of the Partnership's assets were impacted by continued deterioration of the coal markets and the significant decline in oil prices.

“Although our soda ash and aggregates businesses performed well again in the third quarter, low commodity prices and challenging markets continued to pressure our coal and oil and gas businesses,” said Wyatt Hogan, President and Chief Operating Officer. “In this difficult operating environment, NRP remains steadfastly focused on achieving its deleveraging target of a Consolidated Debt-to-EBITDA ratio of 3.5x by the end of 2017. We believe the actions taken this year will better position the partnership to navigate this difficult commodity price period and become a stronger company for the future.”

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To date in 2015, NRP has taken the following steps to achieve the financial objectives outlined in the April 2015 strategic plan:

•	reduced quarterly unitholder distribution by 87% from $0.35 to $0.045 per common unit, which is expected to provide approximately $150 million of cash annually for debt repayment in future periods;

•	extended the maturity of Opco’s revolving credit facility until October 1, 2017;

•
reduced net debt by $66 million, having repaid $56 million in principal on Opco’s senior notes, repaid the $75 million Opco term loan in full using borrowings under Opco’s revolving credit facility, and repaid $25 million under the NRP Oil and Gas revolving credit facility, of which $15 million was paid following the end of the third quarter;

•	announced plans to close three regional offices and reduce NRP’s coal related workforce by 15%, and implemented other steps to reduce overhead costs; and

•
commenced processes, including the engagement of advisors, to sell assets in order to raise cash to help NRP stay on track to achieve its deleveraging objectives in spite of a difficult commodity environment.

At September 30, 2015, NRP had $76 million of liquidity, consisting of $61 million in cash and $15 million available for borrowing under its revolving credit facilities. Since the end of the quarter, the NRP Oil and Gas revolving credit facility borrowing base redetermination was completed and the borrowing base was reduced from $105 million to $88 million. NRP subsequently paid off $15 million of borrowings, leaving $85 million of debt outstanding under the facility.

In October 2015, the Board of Directors of NRP's general partner declared a quarterly distribution of $0.045 per unit with respect to the third quarter of 2015, a decrease of 50% from the previous quarter, and a decrease of 87% from the distribution paid with respect to the third quarter of 2014.

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Highlights	For the Three Months Ended			For the Nine Months Ended
	September 30,		%	September 30,		%
	2015	2014	Change	2015	2014	Change
	(in thousands except per unit and per ton)			(in thousands except per unit and per ton)
Revenues
Total revenues and other income	$125,479	$91,609	37%	$372,786	$262,479	42%
Coal production (tons)	11,395	13,370	(15)%	36,523	37,473	(3)%
Average coal royalty revenue per ton	$3.33	$3.80	(12)%	$3.11	$3.74	(17)%
Coal royalty revenues	$37,957	$50,870	(25)%	$113,602	$140,169	(19)%
Other coal related revenue	$17,047	$14,323	19%	$51,788	$32,758	58%
Total coal related revenues	$55,004	$65,193	(16)%	$165,390	$172,927	(4)%
Aggregates related revenue	$42,326	$2,655	1,494%	$114,158	$9,614	1,087%
Oil and gas related revenue	$12,416	$9,601	29%	$42,485	$37,481	13%
Equity in earnings of unconsolidated investment	$12,617	$9,685	30%	$36,739	$28,865	27%

Operating expenses	$701,769	$36,582	1,818%	$852,739	$104,610	715%

Operating expenses excluding impairments	$74,931	$36,582	105%	$222,098	$98,986	124%

Interest expense	$23,711	$18,862	26%	$69,997	$57,759	21%

Net income
Net income (loss) to limited partners	$(586,013)	$35,450	(1,753)%	$(538,166)	$98,181	(648)%
Net income (loss) per common unit	$(4.79)	$0.32	(1,597)%	$(4.40)	$0.89	(594)%
Weighted average common units outstanding	122,300	111,244	10%	122,300	110,504	11%

Net income excluding impairments (1)
Net income to limited partners	$28,288	$35,450	(20)%	$79,862	$103,693	(23)%
Net income per unit	$0.23	$0.32	(28)%	$0.65	$0.94	(31)%

Net cash provided by operating activities	$55,240	$57,458	(4)%	$161,350	$157,096	3%

Distributable cash flow (1)	$58,007	$57,773	—%	$157,805	$160,670	(2)%

Adjusted EBITDA (1)	$78,539	$68,571	15%	$221,896	$214,489	3%
(1) See "Non-GAAP Financial Measures" and reconciliation tables at the end of the release.

Third Quarter 2015 compared to Third Quarter 2014

During the third quarter, NRP identified facts and circumstances that indicated that the carrying value of certain mineral rights may exceed expected future cash flows from those assets and recorded non-cash impairment expense as follows (in thousands):

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Asset Description	Amount
Oil and Gas	$335,662
Coal	247,815
Aggregates royalties	43,361
Total impairment expense	$626,838

Impairments attributable to the general partner	$12,537
Impairments attributable to the limited partners	$614,301

Oil and gas property impairments primarily resulted from declines in future expected realized commodity prices and reduced expected drilling activity on NRP's acreage. Coal property impairments primarily resulted from idled operations in Appalachia combined with the continued deterioration in the coal markets and expectations of further reductions in global and domestic coal demand due to reduced global steel demand, low natural gas prices, and continued regulatory pressure on the electric power generation industry. Aggregates royalty property impairments primarily resulted from greenfield development projects that have not performed as well as initially projected. No VantaCore assets were subject to impairments.

Net income attributable to the limited partners for the third quarter, excluding impairments, declined 7.2 million, or 20%, compared to the previous year as contributions from our investment in the soda ash business and the VantaCore operations acquired in the fourth quarter of 2014 were more than offset by declines in coal revenues, losses in oil and gas, and increased interest expense. Including impairments, net income to the limited partners declined $621.5 million.

Net income per unit, excluding impairments, declined $0.09, or 28%, compared to the third quarter 2014, as a result of lower net income and 11.1 million additional common units outstanding during 2015. Including impairments, net income per unit declined by $5.11.

Distributable cash flow of $58.0 million for the third quarter of 2015 was essentially flat with the previous year, as an increase of $7.4 million from asset sales was substantially offset by $5.6 million of maintenance capital expenditures and reduced cash from operations. Distributable cash flow per unit declined 10% as a result of the increase in common units outstanding compared to the third quarter of 2014.

Adjusted EBITDA increased $10.0 million, or 15%, in the third quarter 2015 to $78.5 million. This increase in Adjusted EBITDA is mainly related to the inclusion of VantaCore and the Sanish Field in our operating results in 2015, as well as increased distributions from our soda ash investment.

Year to Date 2015 compared to Year to Date 2014

Net income attributable to the limited partners for the first nine months of 2015, excluding impairments, declined $23.8 million, or 23%, compared to the previous year as contributions from our investment in the soda ash business and the VantaCore operations acquired in the fourth quarter of 2014 were more than offset by declines in coal revenues, losses in oil and gas, and increased interest expense. Including impairments, net income to the limited partners declined $636.3 million.

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Net income per unit, excluding impairments, declined $0.29, or 31%, compared to the first nine months of 2014 as a result of lower net income and 11.8 million additional outstanding units. Including impairments, net income per unit declined by $5.29.

Distributable cash flow of $157.8 million for the first nine months of 2015 was essentially flat with the previous year as increased cash from operating activities and asset sale proceeds of $17.9 million were more than offset by $20.9 million of maintenance capital expenditures. Distributable cash flow per common unit declined by 11% as a result of the increase in common units outstanding compared to the first nine months of 2014.

Adjusted EBITDA increased $7.4 million in the first nine months of 2015 over the prior period to $221.9 million. This increase in Adjusted EBITDA is mainly related to the inclusion of VantaCore and the Sanish Field in our operating results in 2015.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX.  NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States.  A large percentage of NRP's revenues are generated from royalties and other passive income.  In addition, NRP owns an equity investment in Ciner Wyoming LLC (formerly OCI Wyoming LLC), a trona/soda ash operation, owns non-operated working interests in oil and gas properties and owns VantaCore, a construction aggregates business, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Distributable cash flow” represents cash flow from operations plus return on unconsolidated equity investments, proceeds from the sale of assets, and the return on direct financing lease and contractual overrides less maintenance capital expenditures and distributions to non-controlling interest. Distributable cash flow is a “non-GAAP financial measure” that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP’s ability to make quarterly cash distributions to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income less equity and other unconsolidated investment income, gains on reserve swap and income to non-controlling interest; plus cash distributions received from unconsolidated affiliates, interest expense, taxes, depreciation, depletion and amortization, and asset impairments. “Adjusted EBITDA,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDA provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Adjusted EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Adjusted EBITDA is useful in evaluating our financial

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performance because this measure is widely used by analysts, investors and rating agencies for comparative purposes. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. A reconciliation of Adjusted EBITDA to net income is included in the tables attached to this release.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, oil, natural gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; the pace of development of our oil and natural gas properties; unanticipated geologic problems; our liquidity and access to capital and financing sources; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

15-11
-Financial statements follow-

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Natural Resource Partners, L.P.
Comparison of Third Quarter 2015 to Second Quarter 2015

	For the Three Months Ended
	September 30, 2015	June 30, 2015	% Change
	(in thousands, except per ton and per unit)
Revenues and other income
Total revenues and other income	$125,479	$137,630	(9)%
Coal production (tons)	11,395	14,020	(19)%
Average coal royalty revenue per ton	$3.33	$2.74	22%
Coal royalty revenues	$37,957	$38,433	(1)%
Other coal related revenue	$17,047	$22,471	(24)%
Total coal related revenue	$55,004	$60,904	(10)%
Aggregates related revenue	$42,326	$42,886	(1)%
Oil and gas related revenue	$12,416	$14,839	(16)%
Equity in earnings of unconsolidated investment	$12,617	$11,599	9%

Operating expenses	$701,769	$81,710	759%

Operating expenses excluding impairments	$74,931	$77,907	(4)%

Net income (loss)
Net income (loss) to limited partners	$(586,013)	$30,707	(2,008)%
Net income (loss) per unit	$(4.79)	$0.25	(2,016)%
Average units outstanding	122,300	122,300	—%

Net income excluding impairments
Net income to the limited partners	$28,288	$34,434	(18)%
Net income per unit	$0.23	$0.28	(18)%

Net cash provided by operating activities	$55,240	$50,638	9%

Distributable cash flow	$58,007	$47,171	23%

Adjusted EBITDA	$78,539	$79,153	(1)%

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Natural Resource Partners L.P.
Consolidated Statements of Comprehensive Income (loss)
(in thousands, except per unit data)

	For the Three Months Ended,		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenues and other income:
Coal related revenues	$35,469	$39,675	$94,452	$107,593
Coal related revenues - affiliates	19,535	25,518	70,938	65,334
Aggregates related revenues	42,326	2,655	114,158	9,614
Oil and gas related revenues	12,416	9,601	42,485	37,481
Equity in earnings of unconsolidated investment	12,617	9,685	36,739	28,865
Property taxes	2,528	3,520	8,602	10,865
Other	588	955	5,412	2,727
Total revenues and other income	125,479	91,609	372,786	262,479

Operating expenses:
Coal related expenses	649	3,383	2,474	4,623
Coal related expenses - affiliates, net	(68)	—	41	—
Aggregates related expenses, net	31,107	(244)	86,314	(170)
Oil and gas related expenses	3,049	2,147	9,809	6,359
General and administrative	5,140	4,825	14,829	13,543
General and administrative - affiliates	4,144	3,083	11,465	9,177
Depreciation, depletion and amortization	26,624	18,621	82,676	49,618
Property, franchise and other taxes	4,286	4,767	14,490	15,836
Asset impairments	626,838	—	630,641	5,624
Total operating expenses	701,769	36,582	852,739	104,610

Income (loss) from operations	(576,290)	55,027	(479,953)	157,869

Other income (expense)
Interest expense	(23,711)	(18,862)	(69,997)	(57,759)
Interest income	—	8	16	75
Other expense, net	(23,711)	(18,854)	(69,981)	(57,684)

Net Income (loss)	(600,001)	36,173	(549,934)	100,185
Less: net loss attributable to non-controlling interest	1,244	—	—	—
Net income (loss) attributable to NRP	$(598,757)	$36,173	$(549,934)	$100,185

Net income (loss) attributable to partners:
Limited partners	(586,013)	35,450	(538,166)	98,181
General partner	(12,744)	723	(11,768)	2,004

Basic and diluted net income (loss) per common unit	$(4.79)	$0.32	$(4.40)	$0.89

Weighted average number of common units outstanding:	122,300	111,244	122,300	110,504

Net income (loss)	$(600,001)	$36,173	$(549,934)	$100,185
Add: Comprehensive income (loss) from unconsolidated investment and other	(1,136)	370	(1,891)	106
Less: Comprehensive loss attributable to non-controlling interest	1,244	—	—	—
Comprehensive income (loss) attributable to NRP	$(599,893)	$36,543	$(551,825)	$100,291

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Natural Resource Partners L.P.
Consolidated Statements of Cash Flow
(in thousands, except per unit data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(600,001)	$36,173	$(549,934)	$100,185
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Asset impairment	626,838	—	630,641	5,624
Depreciation, depletion and amortization	26,624	18,621	82,676	49,618
Distributions from equity earnings from unconsolidated investment	12,740	10,290	34,545	32,225
Equity earnings from unconsolidated investment	(12,617)	(9,685)	(36,739)	(28,865)
Gain on reserve swap	—	(5,690)	(9,290)	(5,690)
Other, net	(305)	674	(3,033)	2,142
Other, net - affiliates	(734)	—	(721)	—
Change in operating assets and liabilities:
Accounts receivable	(641)	(2,394)	11,919	(5,072)
Accounts receivable - affiliates	742	(1,529)	2,044	(2,881)
Accounts payable	(3,350)	2,782	(2,769)	1,662
Accounts payable - affiliates	1,627	40	1,616	94
Accrued liabilities	8,478	2,961	3,059	993
Deferred revenue	(1,464)	1,084	6,035	(81)
Deferred revenue - affiliates	(3,462)	3,162	(3,399)	11,426
Accrued incentive plan expenses	535	471	(6,417)	(5,445)
Other items, net	498	432	1,750	750
Other items, net - affiliates	(268)	66	(633)	411
Net cash provided by operating activities	55,240	57,458	161,350	157,096
Cash flows from investing activities:
Acquisition of mineral rights	(6,818)	(5,144)	(35,939)	(14,035)
Acquisition of plant and equipment and other	(3,508)	(72)	(8,581)	(207)
Proceeds from sale of plant and equipment and other	5,751	5	11,006	5
Proceeds from sale of mineral rights	1,660	—	6,941	—
Return on equity and other unconsolidated investments	—	—	—	3,633
Return on long-term contract receivables - affiliate	984	310	2,121	910
Net cash used in investing activities	(1,931)	(4,901)	(24,452)	(9,694)
Cash flows from financing activities:
Proceeds from loans	75,000	—	100,000	2,000
Proceeds from issuance of common units	—	10,984	—	24,826
Capital contribution by general partner	—	160	—	507
Repayment of loans	(82,692)	(15,692)	(151,175)	(69,175)
Distributions to partners	(11,232)	(39,733)	(66,142)	(118,372)
Distributions to non-controlling interest	—	—	(2,744)	(974)
Debt issuance costs and other	(754)	(163)	(5,757)	(601)
Net cash used in financing activities	(19,678)	(44,444)	(125,818)	(161,789)
Net increase (decrease) in cash and cash equivalents	33,631	8,113	11,080	(14,387)
Cash and cash equivalents at beginning of period	27,525	70,013	50,076	92,513
Cash and cash equivalents at end of period	$61,156	$78,126	$61,156	$78,126
Supplemental cash flow information:
Cash paid during the period for interest	$13,743	$13,131	$57,917	$52,266
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	$13	—	4,465	—

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Natural Resource Partners L.P.
Consolidated Balance Sheets
(in thousands, except for unit information)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,156	$50,076
Accounts receivable, net	54,888	66,455
Accounts receivable - affiliates	7,450	9,494
Inventory	6,849	5,814
Prepaid expenses and other	2,661	4,279
Total current assets	133,004	136,118

Land	25,022	25,243
Plant and equipment, net	71,194	60,093
Mineral rights, net	1,144,809	1,781,852
Intangible assets, net	58,269	60,733
Equity in unconsolidated investment	262,347	264,020
Long-term contracts receivable - affiliate	48,520	50,008
Goodwill	4,840	52,012
Other assets	16,864	14,645
Other assets - affiliate	1,525	—
Total assets	$1,766,394	$2,444,724
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$11,377	$22,465
Accounts payable - affiliates	2,566	950
Accrued liabilities	54,895	43,533
Current portion of long-term debt, net	80,983	80,983
Total current liabilities	149,821	147,931

Deferred revenue	79,242	73,207
Deferred revenue - affiliates	83,654	87,053
Long-term debt, net	1,323,708	1,374,336
Long-term debt, net - affiliate	19,923	19,904
Other non-current liabilities	9,839	22,138

Partners' capital:
Common unitholders’ interest (122,299,825 units outstanding)	106,011	709,019
General partner's interest	(60)	12,245
Accumulated other comprehensive loss	(2,350)	(459)
Total partners' capital	103,601	720,805
Non-controlling interest	(3,394)	(650)
Total capital	100,207	720,155
Total liabilities and capital	$1,766,394	$2,444,724

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Natural Resource Partners L.P.
Operating Statistics - Coal Related Revenue
(in thousands except per ton data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Regional Statistics
Coal royalty production (tons):
Appalachia
Northern	1,518	2,060	7,581	6,537
Central	4,642	5,432	13,402	15,096
Southern	851	1,017	3,000	2,950
Total Appalachia	7,011	8,509	23,983	24,583
Illinois Basin	2,722	3,526	8,265	10,064
Northern Powder River Basin	1,301	1,054	3,497	2,106
Gulf Coast	361	281	778	720
Total coal royalty production	11,395	13,370	36,523	37,473

Average royalty revenue per ton:
Appalachia
Northern	$0.50	$0.90	$0.28	$0.91
Central	3.76	4.69	3.93	4.59
Southern	4.18	5.04	4.55	5.24
Total Appalachia	3.10	3.81	2.85	3.69
Illinois Basin	4.05	4.08	4.00	4.07
Northern Powder River Basin	2.80	2.91	2.64	2.87
Gulf Coast	4.26	3.40	3.85	3.43
Combined average royalty revenue per ton	$3.33	$3.80	$3.11	$3.74

Coal royalty revenues:
Appalachia
Northern	$763	$1,844	$2,105	$5,941
Central	17,440	25,470	52,616	69,289
Southern	3,561	5,130	13,646	15,469
Total Appalachia	21,764	32,444	68,367	90,699
Illinois Basin	11,015	14,403	33,020	40,956
Northern Powder River Basin	3,641	3,069	9,219	6,041
Gulf Coast	1,537	954	2,996	2,473
Total coal royalty revenues	$37,957	$50,870	$113,602	$140,169

Other coal related revenues:
Override revenue	$433	$771	$2,195	$3,516
Transportation and processing fees	5,338	5,589	16,400	16,682
Minimums recognized as revenue	3,234	1,396	12,480	4,204
Coal reserve swap	—	5,690	9,290	5,690
DOH property sale	1,641	—	3,306	—
Lease assignment fee	6,000	—	6,000	—
Wheelage	401	877	2,117	2,666
Total other coal related revenues	$17,047	$14,323	$51,788	$32,758

Total coal related revenues	$55,004	$65,193	$165,390	$172,927

Coal related revenues	$35,469	$39,675	$94,452	$107,593
Coal related revenues - affiliates	19,535	25,518	70,938	65,334

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Natural Resource Partners L.P.
Operating Statistics - Aggregates and Industrial Minerals
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
VantaCore
Tonnage Sold	2,126	—	5,652	—
Revenues	$39,208	—	$106,606	—
Operating expenses	$31,107	—	$86,314	—

Other aggregate related revenue
Override revenue	$1,398	$1,708	$4,285	$3,908
Bonus revenue	—	—	—	562
Processing fees	215	142	551	448
Minimums recognized as revenue	25	110	58	1,617
Sale of prep plant	623	—	623	—
Wheelage	414	142	688	401
Aggregates royalty revenue	443	553	1,347	2,678
Total aggregate royalty related revenue	$3,118	$2,655	$7,552	$9,614

Total aggregate related revenues	$42,326	$2,655	$114,158	$9,614

Investment in Ciner Wyoming:
Soda ash revenues and distributions
Equity in earnings of unconsolidated investment	$12,617	$9,685	$36,739	$28,865
Cash distributions from equity earnings in unconsolidated investment	$12,740	$10,290	$34,545	$35,858

NRP Reports Third Quarter 2015 Results        13 of 16

Natural Resource Partners L.P.
Operating Statistics - Oil and Gas
($ in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Williston Basin non-operated working interests:
Production volumes:
Oil (MBbl)	276	77	849	284
Natural gas (Mcf)	192	90	601	202
NGL (MBbl)	33	8	109	20
Total Production (MBoe)	341	100	1,058	338

Average sales price per unit
Oil ($/Bbl)	$39.24	$84.65	$42.37	$92.82
Natural gas ($/Mcf)	2.62	5.11	2.56	6.45
NGL ($/Bbl)	3.48	41.00	9.57	45.55

Revenues
Oil	$10,829	6,518	$35,976	26,360
Natural gas	503	460	1,540	1,303
NGL	115	328	1,043	911
Non-production revenue	—	—	450	—
Total revenues	$11,447	$7,306	$39,009	$28,574

Other oil and gas related revenues
Royalty and overriding royalty revenues	$969	2,295	$3,476	8,907

Total oil and gas revenues	$12,416	$9,601	$42,485	$37,481

NRP Reports Third Quarter 2015 Results        14 of 16

Natural Resource Partners L.P.
Reconciliation of GAAP Financial Measures
to Non-GAAP Financial Measures
(in thousands)

Reconciliation of GAAP "Net cash provided by operating activities"
to Non-GAAP "Distributable cash flow"

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net cash provided by operating activities	$55,240	$57,458	$161,350	$157,096
Add: return on long-term contract receivables - affiliate	984	310	2,121	910
Add: return on unconsolidated equity investments	—	—	—	3,633
Add: proceeds from sale of mineral rights	1,660	—	6,941	—
Add: proceeds from sale of plant and equipment and other	5,751	5	11,006	5
Less: maintenance capital expenditures	(5,628)	—	(20,869)	—
Less: distributions to non-controlling interest	—	—	(2,744)	(974)
Distributable cash flow	$58,007	$57,773	$157,805	$160,670
Units Outstanding	122,300	111,244	122,300	110,504
Distributable cash flow per unit	$0.46	$0.51	$1.26	$1.42

Reconciliation of GAAP "Net cash provided by operating activities"
to Non-GAAP "Distributable cash flow"

	For the Three Months Ended
	September 30,	June 30,
	2015	2015
	(unaudited)
Net cash provided by operating activities	$55,240	$50,638
Add: return on long-term contract receivables - affiliate	984	—
Add: proceeds from sale of mineral rights	1,660	1,020
Add: proceeds from sale of plant and equipment and other	5,751	4,350
Less: maintenance capital expenditures	(5,628)	(6,755)
Less: distributions to non-controlling interest	—	(2,082)
Distributable cash flow	$58,007	$47,171
Units Outstanding	122,300	122,300
Distributable cash flow per unit	$0.46	$0.38

NRP Reports Third Quarter 2015 Results        15 of 16

Natural Resource Partners L.P.
Reconciliation of GAAP Financial Measures
to Non-GAAP Financial Measures
(in thousands)

Reconciliation of GAAP "Net income"
to Non-GAAP "Adjusted EBITDA"

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net income (loss)	$(600,001)	$36,173	$(549,934)	$100,185
Less: equity earnings in unconsolidated investment	(12,617)	(9,685)	(36,739)	(28,865)
Less: gain on reserve swap	—	(5,690)	(9,290)	(5,690)
Add: loss to non-controlling interest	1,244	—	—	—
Add: distributions from equity earnings in unconsolidated investment	12,740	10,290	34,545	35,858
Add: depreciation, depletion and amortization	26,624	18,621	82,676	49,618
Add: asset impairments	626,838	—	630,641	5,624
Add: interest expense, gross	23,711	18,862	69,997	57,759
Adjusted EBITDA	$78,539	$68,571	$221,896	$214,489

Reconciliation of GAAP "Net income"
to Non-GAAP "Adjusted EBITDA"

	For the Three Months Ended
	September 30,	June 30,
	2015	2015
	(unaudited)
Net income (loss)	$(600,001)	$32,578
Less: equity earnings in unconsolidated investment	(12,617)	(11,599)
Less: gain on reserve swap	—	(9,290)
Less: (income) loss to non-controlling interest	1,244	(1,244)
Add: distributions from equity earnings in unconsolidated investment	12,740	10,902
Add: depreciation, depletion and amortization	26,624	30,660
Add: asset impairments	626,838	3,803
Add: interest expense, gross	23,711	23,343
Adjusted EBITDA	$78,539	$79,153

NRP Reports Third Quarter 2015 Results        16 of 16

Natural Resource Partners L.P.
Reconciliation of GAAP "Total operating costs and expenses"
to Non-GAAP "Total operating expenses excluding impairments"
(in thousands)

	For the Three Months Ended			For the Nine Months Ended
	June 30,	September 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(unaudited)			(unaudited)
Operating expenses
Total operating expenses as reported	$81,710	$701,769	$36,582	$852,739	$104,610
Asset impairments	(3,803)	(626,838)	—	(630,641)	(5,624)
Total operating expenses excluding impairments	77,907	74,931	36,582	222,098	98,986

Reconciliation of GAAP "Net income (loss) attributable to the limited partners"
to Non-GAAP "Net income attributable to the limited partners excluding impairments"
(in thousands)

	For the Three Months Ended			For the Nine Months Ended
	June 30,	September 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(unaudited)			(unaudited)
Net income (loss) attributable to the limited partners
Net income (loss) attributable to the limited partners, as reported	$30,707	$(586,013)	$35,450	$(538,166)	$98,181
Asset impairments attributable to the limited partners	3,727	614,301	—	618,028	5,512
Net income attributable to the limited partners excluding impairments	$34,434	$28,288	$35,450	$79,862	$103,693

Reconciliation of GAAP "Basic and diluted net income (loss) per unit"
to Non-GAAP "Net income per unit excluding impairments"
(in thousands, except per unit)

	For the Three Months Ended			For the Nine Months Ended
	June 30,	September 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(unaudited)			(unaudited)
Net income (loss) per unit
Net income (loss) per unit as reported	$0.25	$(4.79)	$0.32	$(4.40)	$0.89
Adjustment for asset impairments	0.03	5.02	—	5.05	0.05
Net income per limited partner unit excluding impairments	0.28	0.23	0.32	0.65	0.94

Weighted number of units outstanding	122,300	122,300	111,244	122,300	110,504

* Numbers may not add due to rounding

-end-